Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER FINANCIAL RESULTS

▪Revenue of $7.7 Billion Increased 2.3% Reported and 2.6% Organic
▪GAAP Diluted EPS of $1.42 Increased 51%; Non-GAAP Diluted EPS of $1.44 Increased 12%
▪Cash Flow from Operations of $2.4 Billion Increased 17%; Free Cash Flow of $2.1 Billion Increased 21%
▪Company Raises Full Year EPS Guidance

DUBLIN – February 18, 2020 – Medtronic plc (NYSE:MDT) today announced financial results for its third quarter of fiscal year 2020, which ended January 24, 2020.

The company reported third quarter worldwide revenue of $7.717 billion, an increase of 2.3 percent as reported and 2.6 percent on an organic basis, which adjusts for a $46 million negative impact from foreign currency and a $21 million contribution from the company’s acquisition of Titan Spine, which is reported in the Spine division in the Restorative Therapies Group. As reported, third quarter GAAP net income and diluted earnings per share (EPS) were $1.915 billion and $1.42, respectively. As detailed in the financial schedules included through the link at the end of this release, third quarter non-GAAP net income and non-GAAP diluted EPS were $1.949 billion and $1.44, respectively, increases of 11.3 percent and 11.6 percent, respectively.

Third quarter U.S. revenue of $4.021 billion represented 52 percent of company revenue and increased 0.5 percent as reported. Non-U.S. developed market revenue of $2.377 billion represented 31 percent of company revenue and increased 0.4 percent as reported and 1.5 percent constant currency. Emerging Markets revenue of $1.318 billion represented 17 percent of company revenue and increased 12.0 percent as reported and 13.6 percent constant currency.

“Organic revenue growth was light this quarter, due largely to transient issues,” said Omar Ishrak, Medtronic chairman and chief executive officer. “However, we continue to feel very good about the fourth quarter, and in the third quarter, a softer top-line was more than offset by significant margin expansion, resulting in better-than-expected earnings per share and free cash flow.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG third quarter revenue of $2.819 billion increased 1.2 percent as reported and 1.8 percent constant currency. CVG’s lower-than-expected revenue growth this quarter reflected customers holding back purchases ahead of new product launches in CRHF, a slower-than-expected recovery in left ventricular assist devices (LVADs), and below-market growth in U.S. transcatheter aortic valves (TAVR). CVG’s performance was driven by mid-single digit growth in CSH and low-single digit growth in APV, offset by flat results in CRHF, all on a constant currency basis.

▪Cardiac Rhythm & Heart Failure revenue of $1.393 billion decreased 0.3 percent as reported and increased 0.3 percent constant currency. Arrhythmia Management grew in the low-single digits, driven by high-single digit growth in Pacemakers on the continued adoption of the company’s Micra™ transcatheter pacing system, as well as high-single digit growth in AF Solutions, all on a constant currency basis. Arrhythmia Management growth was offset by low-double digit declines in implantable defibrillators (ICDs) ahead of new product launches. Heart Failure declined low-single digits on a constant currency basis, reflecting declines in replacement devices of cardiac resynchronization therapy defibrillators (CRT-Ds) and left ventricular assist devices (LVADs).

▪Coronary & Structural Heart revenue of $948 million increased 3.8 percent as reported and 4.6 percent constant currency, led by mid-teens constant currency growth in TAVR, reflecting continued expansion into the low risk patient population. TAVR growth was offset by low-single digit declines in drug-eluting stents.

▪Aortic, Peripheral & Venous revenue of $478 million increased 0.4 percent as reported and 1.1 percent constant currency. Aortic grew in the mid-single digits, driven by high-single digit growth in thoracic aortic stent grafts and mid-single digit growth in abdominal aortic stent grafts, all on a constant currency basis. Aortic growth was offset by high-single digit constant currency declines in Peripheral, reflecting mid-thirties constant currency declines in drug-coated balloons. Venous grew mid-single digits on a constant currency basis on the strength of the company’s VenaSeal™ Closure System.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG third quarter revenue of $2.176 billion increased 2.4 percent as reported and 3.2 percent constant currency. MITG’s lower-than-expected revenue growth this quarter was due to the upgrade of its enterprise resource planning (ERP) system in the U.S. and Canada, which was completed in the quarter. The upgrade and the resulting issues that affected MITG’s performance in the third quarter are now fully resolved. MITG’s revenue performance was driven by mid-single digit constant currency growth in SI and low-single digit growth in RGR.

▪Surgical Innovations revenue of $1.474 billion increased 2.8 percent as reported and 3.6 percent constant currency, reflecting the impact of the ERP system upgrade this quarter. Advanced Energy grew in the high-single digits on a constant currency basis on continued strength in sales of LigaSure™ vessel sealing instruments and Valleylab™ FT10 Energy Platform.

▪Respiratory, Gastrointestinal & Renal revenue of $702 million increased 1.7 percent as reported and 2.2 percent constant currency, reflecting the impact of the ERP system upgrade this quarter. GI Solutions grew in the low-double digits on a constant currency basis, with solid growth in Bravo™ calibration-free reflux testing systems, EndoFLIP™ imaging systems, and PillCam™ capsule endoscopy systems.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Brain Therapies, Spine, Specialty Therapies, and Pain Therapies divisions. RTG third quarter revenue of $2.111 billion increased 4.2 percent as reported and 3.6 percent on an organic basis, which adjusts for the negative impact from foreign currency and the positive contribution from the company’s acquisition of Titan Spine. RTG’s lower-than-expected revenue growth this quarter reflected customer buying patterns in Bone Morphogenetic Protein (BMP) and the continued market slowdown and slight share loss in Pain Stimulation ahead of its DTM™ therapy launch. RTG’s performance this quarter was driven by high-single digit growth in Brain Therapies, mid-single digit growth in Specialty Therapies, and flat results in Spine, offset by low-single digit declines in Pain Therapies, all on an organic basis.

▪Brain Therapies revenue of $795 million increased 8.6 percent as reported and 9.2 percent constant currency, reflecting mid-teens constant currency growth in Neurovascular and low-double digit constant currency growth in Neurosurgery. Neurovascular results were driven by high-single digit constant currency growth in Hemorrhagic Stroke and mid-twenties growth in Ischemic Stroke. Neurosurgery had strong growth across StealthStation™ S8 surgical navigation systems, O-arm™ surgical imaging systems, Midas Rex™ MR8™ high speed drill system, and Mazor X Stealth™ Edition robotic guidance systems.

▪Spine revenue of $674 million increased 2.9 percent as reported and declined 0.2 percent on an organic basis. When combined with the company’s sales of enabling technology used in spine surgeries, including robotics, navigation, imaging, and powered surgical instruments that are recognized in the Brain Therapies division, global Core Spine revenue and U.S. Core Spine revenue both grew in the mid-single digits on an organic basis. This growth was offset by high-single digit declines in bone morphogenetic protein (BMP), driven by customer buying patterns of Infuse™ bone graft.

▪Specialty Therapies revenue of $340 million increased 4.6 percent as reported and 4.9 percent constant currency. ENT grew in the low-double digits on a constant currency basis, driven by capital equipment sales of the StealthStation™ ENT surgical navigation system, as well as sales of disposables used with the intraoperative NIM nerve monitoring system. Pelvic Health declined in the low-single digits on a constant currency basis.

▪Pain Therapies revenue of $303 million decreased 3.5 percent as reported and 3.2 percent constant currency. Pain Stimulation declined, reflecting the slowdown of the spinal cord stimulation market and slight share loss. Targeted Drug Delivery grew in the low-single digits on a constant currency basis on strong sales of the SynchroMed™ II drug infusion system.

Diabetes Group
Diabetes Group third quarter revenue of $610 million was flat as reported and increased 0.8 percent constant currency. Diabetes Group revenue performance was led by international markets, which grew 13.7 percent as reported and 15.6 percent constant currency, driven by the ongoing launch of the MiniMed™ 670G hybrid closed loop insulin pump system. International growth was offset by low-double digit declines in the U.S., owing to increased competition as the group awaits upcoming new product approvals.

Global sales of integrated continuous glucose monitoring (CGM) sensors grew in the mid-teens on a constant currency basis, driven by global adoption of sensor-augmented insulin pump systems and the resulting strong sensor attachment rates.

Guidance
The company today issued fourth quarter revenue growth guidance and raised its full year EPS guidance for fiscal year 2020.

The company indicated that it is comfortable with current Street consensus calling for fourth quarter organic revenue growth of approximately 4.5 percent and EPS of $1.64, excluding any impact from COVID-19. If current exchange rates hold, fourth quarter revenue growth would be negatively affected by 0.8 to 1.4 percent.

The company increased its fiscal year 2020 diluted non-GAAP EPS guidance from the prior range of $5.57 to $5.63 to a new range of $5.63 to $5.65, including an estimated 7 cent negative impact from foreign exchange based on current rates and excluding any impact from COVID-19. This implies fourth quarter diluted non-GAAP EPS in the range of $1.62 to $1.64, including an estimated 3 cent negative impact from foreign exchange based on current rates and excluding any impact from COVID-19.

While COVID-19 is expected to negatively affect the company’s fourth quarter financial results, the situation is fluid, and the duration and magnitude of the impact are difficult to quantify at this time. The company continues to monitor and assess business impact daily and will provide an update later in the quarter.

“We delivered robust margin expansion and free cash flow growth this quarter,” said Ishrak. “As we look ahead to the fourth quarter and fiscal year 2021, our top-line growth acceleration is on track as we begin to realize the benefits of new product launches and put the challenges of the third quarter behind us.”

Webcast Information
Medtronic will host a webcast today, February 18, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the third quarter financial schedules and non-GAAP reconciliations, click here. To view the third quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the third quarter of fiscal year 2019.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-
View FY20 Third Quarter Financial Schedules & Non-GAAP Reconciliations
View FY20 Third Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	THIRD QUARTER							THIRD QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY			REPORTED				CONSTANT CURRENCY
(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)
Cardiac & Vascular Group	$2,819	$2,786	1.2%	$(18)	$2,837	1.8%	1.8%	$8,464	$8,455	0.1%	$(116)	$8,580	1.5%	1.5%
Cardiac Rhythm & Heart Failure	1,393	1,397	(0.3)	(8)	1,401	0.3	0.3	4,201	4,295	(2.2)	(53)	4,254	(1.0)	(1.0)
Coronary & Structural Heart	948	913	3.8	(7)	955	4.6	4.6	2,844	2,736	3.9	(47)	2,891	5.7	5.7
Aortic, Peripheral, & Venous	478	476	0.4	(3)	481	1.1	1.1	1,420	1,424	(0.3)	(16)	1,436	0.8	0.8
Minimally Invasive Therapies Group	2,176	2,124	2.4	(15)	2,191	3.2	3.2	6,418	6,223	3.1	(95)	6,513	4.7	4.7
Surgical Innovations	1,474	1,434	2.8	(12)	1,486	3.6	3.6	4,345	4,224	2.9	(74)	4,419	4.6	4.6
Respiratory, Gastrointestinal, & Renal	702	690	1.7	(3)	705	2.2	2.2	2,073	1,999	3.7	(21)	2,094	4.8	4.8
Restorative Therapies Group(2)	2,111	2,026	4.2	(8)	2,119	4.6	3.6	6,235	5,968	4.5	(50)	6,285	5.3	4.7
Brain Therapies	795	732	8.6	(4)	799	9.2	9.2	2,307	2,107	9.5	(23)	2,330	10.6	10.6
Spine	674	655	2.9	(1)	675	3.1	(0.2)	2,023	1,963	3.1	(12)	2,035	3.7	1.8
Specialty Therapies	340	325	4.6	(1)	341	4.9	4.9	996	956	4.2	(8)	1,004	5.0	5.0
Pain Therapies	303	314	(3.5)	(1)	304	(3.2)	(3.2)	910	942	(3.4)	(7)	917	(2.7)	(2.7)
Diabetes Group	610	610	—	(5)	615	0.8	0.8	1,798	1,765	1.9	(28)	1,826	3.5	3.5
TOTAL	$7,717	$7,546	2.3%	$(46)	$7,763	2.9%	2.6%	$22,916	$22,411	2.3%	$(289)	$23,205	3.5%	3.4%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) Organic growth refers to growth calculated excluding the impact of currency and significant acquisitions (Titan Spine).

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	THIRD QUARTER			THIRD QUARTER YEAR-TO-DATE
	REPORTED			REPORTED
(in millions)	FY20	FY19	Growth	FY20	FY19	Growth
Cardiac & Vascular Group	$1,366	$1,369	(0.2)%	$4,182	$4,240	(1.4)%
Cardiac Rhythm & Heart Failure	739	745	(0.8)	2,253	2,334	(3.5)
Coronary & Structural Heart	370	359	3.1	1,149	1,096	4.8
Aortic, Peripheral, & Venous	257	265	(3.0)	780	810	(3.7)
Minimally Invasive Therapies Group	934	930	0.4	2,769	2,659	4.1
Surgical Innovations	587	589	(0.3)	1,744	1,706	2.2
Respiratory, Gastrointestinal, & Renal	346	341	1.5	1,025	953	7.6
Restorative Therapies Group(3)	1,409	1,354	4.1	4,187	4,005	4.5
Brain Therapies	471	440	7.0	1,384	1,279	8.2
Spine	478	459	4.1	1,428	1,359	5.1
Specialty Therapies	243	230	5.7	718	681	5.4
Pain Therapies	217	225	(3.6)	656	686	(4.4)
Diabetes Group	312	348	(10.3)	930	1,006	(7.6)
TOTAL	$4,021	$4,001	0.5%	$12,068	$11,910	1.3%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	THIRD QUARTER						THIRD QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth
U.S.	$1,366	$1,369	(0.2)%	$—	$1,366	(0.2)%	$4,182	$4,240	(1.4)%	$—	$4,182	(1.4)%
Non-U.S. Developed	915	924	(1.0)	(11)	926	0.2	2,735	2,766	(1.1)	(76)	2,811	1.6
Emerging Markets	538	493	9.1	(7)	545	10.5	1,547	1,449	6.8	(40)	1,587	9.5
Cardiac & Vascular Group	$2,819	2,786	1.2	(18)	2,837	1.8	8,464	8,455	0.1	(116)	8,580	1.5
U.S.	934	930	0.4	—	934	0.4	2,769	2,659	4.1	—	2,769	4.1
Non-U.S. Developed	791	796	(0.6)	(7)	798	0.3	2,364	2,396	(1.3)	(59)	2,423	1.1
Emerging Markets	451	398	13.3	(8)	459	15.3	1,285	1,168	10.0	(36)	1,321	13.1
Minimally Invasive Therapies Group	2,176	2,124	2.4	(15)	2,191	3.2	6,418	6,223	3.1	(95)	6,513	4.7
U.S.	1,409	1,354	4.1	—	1,409	4.1	4,187	4,005	4.5	—	4,187	4.5
Non-U.S. Developed	436	435	0.2	(4)	440	1.1	1,278	1,275	0.2	(31)	1,309	2.7
Emerging Markets	266	237	12.2	(3)	269	13.5	770	688	11.9	(19)	789	14.7
Restorative Therapies Group	2,111	2,026	4.2	(8)	2,119	4.6	6,235	5,968	4.5	(50)	6,285	5.3
U.S.	312	348	(10.3)	—	312	(10.3)	930	1,006	(7.6)	—	930	(7.6)
Non-U.S. Developed	236	213	10.8	(4)	240	12.7	693	619	12.0	(23)	716	15.7
Emerging Markets	63	49	28.6	(1)	64	30.6	176	140	25.7	(5)	181	29.3
Diabetes Group	610	610	—	(5)	615	0.8	1,798	1,765	1.9	(28)	1,826	3.5
U.S.	4,021	4,001	0.5	—	4,021	0.5	12,068	11,910	1.3	—	12,068	1.3
Non-U.S. Developed	2,377	2,368	0.4	(27)	2,404	1.5	7,069	7,056	0.2	(189)	7,258	2.9
Emerging Markets	1,318	1,177	12.0	(19)	1,337	13.6	3,778	3,445	9.7	(100)	3,878	12.6
TOTAL	$7,717	$7,546	2.3%	$(46)	$7,763	2.9%	$22,916	$22,411	2.3%	$(289)	$23,205	3.5%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 24, 2020	January 25, 2019	January 24, 2020	January 25, 2019
Net sales	$7,717	$7,546	$22,916	$22,411
Costs and expenses:
Cost of products sold	2,400	2,265	7,160	6,672
Research and development expense	573	561	1,763	1,736
Selling, general, and administrative expense	2,587	2,596	7,750	7,798
Amortization of intangible assets	436	436	1,317	1,327
Restructuring charges, net	13	26	87	112
Certain litigation charges	108	63	276	166
Other operating (income) expense, net	(39)	57	88	278
Operating profit	1,639	1,542	4,475	4,322
Other non-operating income, net	(96)	(71)	(305)	(309)
Interest expense	156	243	930	726
Income before income taxes	1,579	1,370	3,850	3,905
Income tax provision	(340)	99	(317)	437
Net income	1,919	1,271	4,167	3,468
Net (income) attributable to noncontrolling interests	(4)	(2)	(24)	(9)
Net income attributable to Medtronic	$1,915	$1,269	$4,143	$3,459
Basic earnings per share	$1.43	$0.95	$3.09	$2.57
Diluted earnings per share	$1.42	$0.94	$3.07	$2.54
Basic weighted average shares outstanding	1,340.5	1,342.8	1,340.7	1,348.1
Diluted weighted average shares outstanding	1,351.5	1,352.7	1,351.6	1,359.5

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 24, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,717	$2,400	68.9%	$1,639	21.2%	$1,579	$1,915	$1.42	(21.5)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(50)	0.6	97	1.3	97	81	0.06	16.5
Acquisition-related items (3)	—	(2)	—	28	0.4	28	25	0.02	10.7
Certain litigation charges	—	—	—	108	1.4	108	107	0.08	0.9
Medical device regulations (5)	—	(6)	0.1	13	0.2	13	11	0.01	15.4
Amortization of intangible assets	—	—	—	436	5.6	436	368	0.27	15.6
Certain tax adjustments, net (6)	—	—	—	—	—	—	(558)	(0.41)	—
Non-GAAP	$7,717	$2,342	69.7%	$2,321	30.1%	$2,261	$1,949	$1.44	13.6%
Currency impact	46	(8)	0.2	(3)	(0.2)			—
Currency Adjusted	$7,763	$2,334	69.9%	$2,318	29.9%			$1.44

	Three months ended January 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,546	$2,265	70.0%	$1,542	20.4%	$1,370	$1,269	$0.94	7.2%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(21)	0.3	66	0.9	66	54	0.04	18.2
Acquisition-related items (3)	—	(1)	—	17	0.2	17	12	0.01	29.4
Certain litigation charges	—	—	—	63	0.8	63	51	0.04	19.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(7)	(6)	—	14.3
IPR&D charges (7)	—	—	—	11	0.1	11	8	0.01	27.3
Exit of businesses (8)	—	—	—	69	0.9	69	56	0.04	18.8
Amortization of intangible assets	—	—	—	436	5.9	436	371	0.27	14.9
Certain tax adjustments, net (9)	—	—	—	—	—	—	(64)	(0.05)	—
Non-GAAP	$7,546	$2,243	70.3%	$2,204	29.2%	$2,025	$1,751	$1.29	13.4%
See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)The benefit relates to the release of a valuation allowance on certain net operating losses.
(7)The charges were recognized in connection with the impairment of in-process research and development ("IPR&D") assets.
(8)The net charge relates to business exits and is primarily comprised of intangible asset impairments.
(9)The net benefit relates to the impact from U.S. tax reform, intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within Minimally Invasive Therapies Group on July 29, 2017.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended January 24, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$22,916	$7,160	68.8%	$4,475	19.5%	$3,850	$4,143	$3.07	(8.2)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(117)	0.5	315	1.4	315	268	0.20	14.9
Acquisition-related items (3)	—	(2)	—	74	0.3	74	65	0.05	12.2
Certain litigation charges	—	—	—	276	1.2	276	243	0.18	12.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(11)	(9)	(0.01)	18.2
Debt tender premium and other charges (5)	—	—	—	(7)	—	406	320	0.24	21.2
Medical device regulations (6)	—	(13)	0.1	31	0.1	31	27	0.02	12.9
Exit of businesses (7)	—	—	—	41	0.2	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	0.3	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	1,317	5.7	1,317	1,114	0.82	15.4
Certain tax adjustments, net (8)	—	—	—	—	—	—	(839)	(0.62)	—
Non-GAAP	$22,916	$7,028	69.3%	$6,602	28.8%	$6,379	$5,429	$4.02	14.5%
Currency impact	289	(37)	0.6	46	(0.2)			0.04
Currency Adjusted	$23,205	$6,991	69.9%	$6,648	28.6%			$4.06

	Nine months ended January 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$22,411	$6,672	70.2%	$4,322	19.3%	$3,905	$3,459	$2.54	11.2%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(58)	0.3	256	1.1	256	216	0.16	15.6
Acquisition-related items (3)	—	(5)	—	57	0.3	57	44	0.03	22.8
Certain litigation charges	—	—	—	166	0.7	166	142	0.10	14.5
(Gain)/loss on minority investments (4)	—	—	—	—	—	(92)	(83)	(0.06)	9.8
IPR&D charges (9)	—	—	—	26	0.1	26	23	0.02	11.5
Exit of business (7)	—	—	—	149	0.7	149	118	0.09	20.8
Amortization of intangible assets	—	—	—	1,327	5.9	1,327	1,128	0.83	15.0
Certain tax adjustments, net (10)	—	—	—	—	—	—	(35)	(0.03)	—
Non-GAAP	$22,411	$6,609	70.5%	$6,303	28.1%	$5,794	$5,012	$3.69	13.3%
See description of non-GAAP financial measures contained in this release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense, net, primarily related to the early redemption of approximately $5.2 billion of debt.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(7)The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.

(8)The net benefit primarily relates to the release of a valuation allowance on certain net operating losses and the impact of tax reform in Switzerland and the United States.
(9)The charges were recognized in connection with the impairment of in-process research and development ("IPR&D") assets.
(10) The net benefit relates to the impact of U.S. tax reform, intercompany legal entity restructuring, and the finalization of certain income tax aspects of the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses within the Minimally Invasive Therapies Group on July 29, 2017.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 24, 2020
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,717	$2,587	33.5%	$573	7.4%	$(39)	(0.5)%	$(96)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(34)	(0.4)	—	—	—	—	—
Acquisition-related items (2)	—	(23)	(0.3)	—	—	(3)	—	—
Medical device regulations (4)	—	—	—	(7)	(0.1)	—	—	—
Non-GAAP	$7,717	$2,530	32.8%	$566	7.3%	$(42)	(0.5)%	$(96)
Currency impact	46	11	(0.1)	1	—	46	0.6	—
Currency Adjusted	$7,763	$2,541	32.7%	$567	7.3%	$4	0.1%	$(96)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(3)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(5)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended January 24, 2020
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$22,916	$7,750	33.8%	$1,763	7.7%	$88	0.4%	$(305)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(111)	(0.5)	—	—	—	—	—
Acquisition-related items (2)	—	(66)	(0.3)	—	—	(6)	—	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	11
Debt tender premium and other charges (4)	—	—	—	—	—	7	—	—
Medical device regulations (5)	—	—	—	(18)	(0.1)	—	—	—
Exit of businesses (6)	—	—	—	—	—	(41)	(0.2)	—
Contribution to Medtronic Foundation	—	—	—	—	—	(80)	(0.3)	—
Non-GAAP	$22,916	$7,573	33.0%	$1,745	7.6%	$(32)	(0.1)%	$(294)
Currency impact	289	85	—	6	(0.1)	190	0.8	—
Currency Adjusted	$23,205	$7,658	33.0%	$1,751	7.5%	$158	0.7%	$(294)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(3)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense, net, primarily relate to the early redemption of approximately $5.2 billion of debt.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended	Three months ended	Three months ended	Fiscal year	Fiscal year
(in millions)	January 24, 2020	January 24, 2020	January 25, 2019	2019	2018
Net cash provided by operating activities	$5,784	$2,407	$2,055	$7,007	$4,684
Additions to property, plant, and equipment	(877)	(293)	(302)	(1,134)	(1,068)
Free Cash Flow (1)	$4,907	$2,114	$1,753	$5,873	$3,616
See description of non-GAAP financial measures at the end of the earnings press release.

(1)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 24, 2020	April 26, 2019
ASSETS

Current assets:
Cash and cash equivalents	$3,709	$4,393
Investments	7,919	5,455
Accounts receivable, less allowances of $205 and $190, respectively	6,248	6,222
Inventories, net	4,122	3,753
Other current assets	2,045	2,144
Total current assets	24,043	21,967

Property, plant, and equipment	11,507	10,920
Accumulated depreciation	(6,743)	(6,245)
Property, plant, and equipment, net	4,764	4,675
Goodwill	40,091	39,959
Other intangible assets, net	19,456	20,560
Tax assets	2,272	1,519
Other assets	2,196	1,014
Total assets	$92,822	$89,694

LIABILITIES AND EQUITY

Current liabilities:
Current debt obligations	$844	$838
Accounts payable	1,945	1,953
Accrued compensation	1,909	2,189
Accrued income taxes	457	567
Other accrued expenses	3,580	2,925
Total current liabilities	8,735	8,472

Long-term debt	24,732	24,486
Accrued compensation and retirement benefits	1,598	1,651
Accrued income taxes	2,738	2,838
Deferred tax liabilities	1,282	1,278
Other liabilities	1,784	757
Total liabilities	40,869	39,482

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,340,786,042 and 1,340,697,595 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,144	26,532
Retained earnings	28,210	26,270
Accumulated other comprehensive loss	(2,546)	(2,711)
Total shareholders’ equity	51,808	50,091
Noncontrolling interests	145	121
Total equity	51,953	50,212
Total liabilities and equity	$92,822	$89,694

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 24, 2020	January 25, 2019
Operating Activities:
Net income	$4,167	$3,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,991	1,992
Provision for doubtful accounts	67	55
Deferred income taxes	(793)	(205)
Stock-based compensation	235	228
Loss on debt extinguishment	406	—
Other, net	140	111
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(119)	(140)
Inventories, net	(346)	(367)
Accounts payable and accrued liabilities	103	211
Other operating assets and liabilities	(67)	(433)
Net cash provided by operating activities	5,784	4,920
Investing Activities:
Acquisitions, net of cash acquired	(199)	(1,615)
Additions to property, plant, and equipment	(877)	(799)
Purchases of investments	(8,249)	(1,987)
Sales and maturities of investments	5,791	4,159
Other investing activities	(34)	(3)
Net cash used in investing activities	(3,568)	(245)
Financing Activities:
Change in current debt obligations, net	17	(696)
Issuance of long-term debt	5,568	3
Payments on long-term debt	(5,606)	(29)
Dividends to shareholders	(2,170)	(2,022)
Issuance of ordinary shares	585	891
Repurchase of ordinary shares	(1,208)	(2,728)
Other financing activities	(74)	10
Net cash used in financing activities	(2,888)	(4,571)
Effect of exchange rate changes on cash and cash equivalents	(12)	(70)
Net change in cash and cash equivalents	(684)	34
Cash and cash equivalents at beginning of period	4,393	3,669
Cash and cash equivalents at end of period	$3,709	$3,703

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$639	$1,206
Interest	348	540